Exhibit 99.1

P R E S S R E L E A S E
Contact: Investor Relations 804.289.9709	BRINK’S CORPORATE The Brink’s Company 1801 Bayberry Court Richmond, VA 23226-8100 USA

Brink's Announces Fourth-Quarter and Full-Year 2023 Results
2023 Revenue Growth of 7% with 9% Organic Growth including 21% Growth in AMS and DRS
Record Full-Year 2023 Net Cash from Operations of $702M and Free Cash Flow of $393M
Reduced Leverage to 2.9x Net Debt to Adjusted EBITDA, within Target Leverage Range of 2x-3x
Management Expects Mid-Single Digit Revenue Growth and Strong EBITDA Margin Expansion in 2024

Q4 2023 Highlights:
•Revenue up 5%, reflecting 9% organic growth
•Operating profit: GAAP $102M; non-GAAP $190M
•Operating profit margin: GAAP 8.2%; non-GAAP 15.2%
•GAAP net income (loss) of ($5)M; adjusted EBITDA $252M
•EPS: GAAP ($0.13); non-GAAP $2.76
Full-Year 2023 Highlights:
•Revenue up 7%, reflecting 9% organic growth
•Operating profit: GAAP $425M; non-GAAP $615M
•Operating profit margin: GAAP 8.7%; non-GAAP 12.6%
•GAAP net income $88M; adjusted EBITDA $867M
•EPS: GAAP $1.83; non-GAAP $7.35
•GAAP net cash from operations up $223M to $702M; free cash flow up $190M to $393M
•YTD Free Cash Flow conversion from Adjusted EBITDA up 20 percentage points to 45%
Full-Year 2024 Non-GAAP Outlook:
•Revenue between $5,075M and $5,225M
•Adjusted EBITDA between $935M and $985M
•Non-GAAP EPS between $7.30 and $8.00 per share
•Free Cash Flow between $415M and $465M

RICHMOND, Va., February 29, 2024 – The Brink’s Company (NYSE:BCO), a leading global provider of cash and valuables management, digital retail solutions (DRS), and ATM managed services (AMS), today announced fourth-quarter and full-year 2023 results.
Mark Eubanks, president and CEO, said: “We took a decisive step forward in the transformation of our business during 2023. I'm proud of the team's ability to drive growth in higher-margin AMS and DRS customer offerings while expanding profit margins. Combined with our disciplined capital allocation policy and record free cash flow in the year, we reduced leverage into our targeted range as we committed to investors. Fourth quarter growth was highlighted by the eighth consecutive quarter of double-digit organic growth in AMS and DRS while operating profits were impacted by geopolitical and economic uncertainty in certain markets, and slower than expected growth in high margin services in

North America. Looking into 2024, we expect to drive mid-single digit revenue growth, with continued double-digit organic growth in AMS and DRS. Adjusted EBITDA margins are expected to expand through productivity initiatives, improved growth and profitability in North America, and higher-margin revenue mix.
“I am encouraged by the progress made in 2023 to improve consistency in our business model through the Brink's Business System. With continued top-line momentum, a more efficient operational foundation, reduced leverage levels and a disciplined capital allocation framework, I remain certain we are taking the right steps to create value for our shareholders in the years to come.”

Fourth-quarter and full-year results are summarized in the following tables:

(In millions, except for per share amounts)	Fourth-Quarter 2023 (vs. 2022)
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$1,246	5%	$1,246	5%	8%
Operating Profit	$102	(29%)	$190	1%	17%
Operating Margin	8.2%	(380 bps)	15.2%	(50 bps)	130 bps
Net Income / Adjusted EBITDA(a)	$(5)	(111%)	$252	2%	13%
EPS	$(0.13)	(113%)	$2.76	31%	54%

(In millions, except for per share amounts)	Full Year 2023 (vs. 2022)
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$4,875	7%	$4,875	7%	11%
Operating Profit	$425	18%	$615	12%	25%
Operating Margin	8.7%	70 bps	12.6%	50 bps	150 bps
Net Income / Adjusted EBITDA(a)	$88	(49%)	$867	10%	19%
EPS	$1.83	(50%)	$7.35	23%	42%
(a)The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.
(b)Constant currency represents 2023 Non-GAAP results at 2022 exchange rates.

2024 Guidance (Unaudited)
(In millions, except for percentages and per share amounts)

The 2024 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations in 2024 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2024. The 2024 Non-GAAP outlook reflects management's current assumptions regarding variables that are difficult to accurately forecast, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission. The 2024 outlook assumes the continuation of current economic trends.

2024 Non-GAAP Outlook
Revenues	$5,075 - 5,225

Adjusted EBITDA	$935 - 985

Adjusted EBITDA margin	18.4% - 18.9%

Free cash flow before dividends	$415 - 465

EPS from continuing operations attributable to Brink's	$7.30 - 8.00
Share Repurchase Activity
In October 2021, we announced that our Board of Directors authorized a $250 million share repurchase program (the "2021 Repurchase Program"). Under the 2021 Repurchase Program, in the fourth-quarter of 2023, we repurchased a total of 844,382 shares of common stock for an aggregate of $64.2 million and an average price of $75.98 per share. In the full year 2023, we repurchased a total of 2,297,955 shares of our common stock for an aggregate of $169.9 million and an average price of $73.92 per share. These shares were retired upon repurchase. The 2021 Repurchase Program expired on December 31, 2023 with approximately $28 million remaining available.

In November 2023, our Board of Directors authorized a $500 million share repurchase program that expires on December 31, 2025. As of December 31, 2023, no shares had been purchased under the program and the company had $500 million of remaining share repurchase authority.

Conference Call
Brink’s will host a conference call on February 29 at 8:30 a.m. ET to review fourth-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can preregister at https://dpregister.com/sreg/10186072/fb7c38cde8 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). A replay of the call will be available through March 7, 2024 at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 7912729. An archived version of the webcast will be available online in the Investor Relations section of http://investors.brinks.com.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Condensed Consolidated Balance Sheets

	December 31, 2022	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$972.0	1,176.6
Restricted cash	438.5	507.0
Accounts receivable, net	862.2	779.0
Prepaid expenses and other	324.7	325.7
Total current assets	2,597.4	2,788.3

Right-of-use assets, net	314.5	337.7
Property and equipment, net	935.3	1,013.3
Goodwill	1,450.9	1,473.8
Other intangibles	535.5	488.3
Deferred tax assets, net	246.2	231.8
Other	286.2	268.6

Total assets	$6,366.0	6,601.8

Liabilities and Equity

Current liabilities:
Short-term borrowings	47.2	151.7
Current maturities of long-term debt	82.4	117.1
Accounts payable	296.5	249.7
Accrued liabilities	1,019.4	1,126.9
Restricted cash held for customers	229.3	298.7
Total current liabilities	1,674.8	1,944.1

Long-term debt	3,273.2	3,262.5
Accrued pension costs	131.0	148.5
Retirement benefits other than pensions	174.5	159.6
Lease liabilities	249.9	265.8
Deferred tax liabilities	67.8	56.5
Other	224.6	244.6
Total liabilities	5,795.8	6,081.6

Equity:
The Brink's Company ("Brink's") shareholders:
Common stock, par value $1 per share:
Shares authorized: 100.0
Shares issued and outstanding: 2023 - 44.5; 2022 - 46.3	46.3	44.5
Capital in excess of par value	684.1	675.9
Retained earnings	417.2	333.0
Accumulated other comprehensive income (loss)	(700.5)	(656.0)
Brink's shareholders	447.1	397.4

Noncontrolling interests	123.1	122.8

Total equity	570.2	520.2

Total liabilities and equity	$6,366.0	6,601.8

The Brink’s Company and subsidiaries
(In millions) (Unaudited)
Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2022	2023
Cash flows from operating activities:
Net income	$181.9	98.3
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	2.9	(1.7)
Depreciation and amortization	245.8	275.8
Share-based compensation expense	48.6	32.1
Deferred income taxes	(62.3)	22.7
(Gain) loss on marketable securities and sale of property and equipment	0.7	10.9
Impairment losses	9.0	10.3
Retirement benefit funding (more) less than expense:
Pension	(3.7)	(10.2)
Other than pension	7.9	(5.5)
Remeasurement losses due to Argentina currency devaluations	37.6	79.1
Other operating	23.6	26.1
Changes in operating assets and liabilities, net of effects of acquisitions:
(Increase) decrease in accounts receivable and income taxes receivable	(180.9)	69.0
Increase (decrease) in accounts payable, income taxes payable and accrued liabilities	139.2	(36.3)
Increase in restricted cash held for customers	50.0	59.5
Increase in customer obligations	50.0	66.0
(Increase) decrease in prepaid and other current assets	(56.7)	24.6
Other	(13.7)	(18.3)
Net cash provided by operating activities	479.9	702.4

Cash flows from investing activities:
Capital expenditures	(182.6)	(202.7)
Acquisitions, net of cash acquired	(173.9)	(1.5)
Dispositions, net of cash disposed	—	1.1
Marketable securities:
Purchases	(30.3)	(134.7)
Sales	11.7	150.4
Cash proceeds from sale of property and equipment	5.7	18.4
Cash proceeds from settlement of cross currency swap	64.3	—
Net change in loans held for investment	(25.9)	(11.1)
Other	(0.2)	(0.6)
Discontinued operations	—	0.9
Net cash used by investing activities	(331.2)	(179.8)

Cash flows from financing activities:
Borrowings (repayments) of debt:
Short-term borrowings	37.7	98.6
Long-term revolving credit facilities:
Borrowings	7,058.7	9,265.7
Repayments	(6,832.7)	(9,273.8)
Other long-term debt:
Borrowings	189.9	25.4
Repayments	(87.0)	(97.1)
Acquisition of noncontrolling interest	(7.8)	(0.6)
Cash paid for acquisition related settlements and obligations	(2.8)	(11.1)
Debt financing costs	(5.6)	—
Repurchase shares of Brink's common stock	(52.2)	(169.9)
Dividends to:
Shareholders of Brink’s	(37.6)	(39.6)
Noncontrolling interests in subsidiaries	(7.1)	(7.7)
Tax withholdings associated with share-based compensation	(12.2)	(8.0)
Other	3.9	11.0
Net cash provided (used) by financing activities	245.2	(207.1)

Effect of exchange rate changes on cash	(70.1)	(42.4)
Cash, cash equivalents and restricted cash:
Increase	323.8	273.1
Balance at beginning of period	1,086.7	1,410.5
Balance at end of period	$1,410.5	1,683.6

Supplemental Cash Flow Information	Twelve Months Ended December 31,
	2022	2023
Cash paid for income taxes, net	$(127.8)	(96.3)

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)
Fourth-Quarter 2023 vs. 2022

GAAP		Organic	Acquisitions /			% Change
	4Q'22	Change	Dispositions(a)	Currency(b)	4Q'23	Total	Organic
Revenues:
North America	$413	(9)	—	—	404	(2)	(2)
Latin America	312	91	—	(60)	343	10	29
Europe	263	17	—	15	294	12	7
Rest of World	203	3	(2)	—	204	—	2
Segment revenues(c)	$1,191	102	(2)	(46)	1,246	5	9

Revenues - GAAP	$1,191	102	(2)	(46)	1,246	5	9

Operating profit:
North America	$62	(1)	—	—	62	(1)	(1)
Latin America	84	26	—	(30)	80	(5)	31
Europe	35	1	—	2	38	7	2
Rest of World	43	—	—	—	43	—	—
Segment operating profit	224	26	—	(28)	222	(1)	11
Corporate(d)	(37)	6	—	(2)	(33)	(11)	(15)
Operating profit - non-GAAP	$187	31	—	(29)	190	1	17

Other items not allocated to segments(e)	(45)	(4)	6	(45)	(87)	96	9
Operating profit - GAAP	$143	27	6	(75)	102	(29)	19

GAAP interest expense	(44)				(52)	19
GAAP interest and other income (expense)	(5)				3	fav
GAAP provision for income taxes	45				58	30
GAAP noncontrolling interests	2				1	(75)
GAAP income (loss) from continuing operations(f)	48				(6)	unfav
GAAP EPS(f)	$1.01				(0.13)	unfav
GAAP weighted-average diluted shares(f)	47.5				45.1	(5)

Non-GAAP(g)		Organic	Acquisitions /			% Change
	4Q'22	Change	Dispositions(a)	Currency(b)	4Q'23	Total	Organic

Segment revenues - GAAP/non-GAAP	$1,191	102	(2)	(46)	1,246	5	9

Non-GAAP operating profit	187	31	—	(29)	190	1	17

Non-GAAP interest expense	(44)				(52)	20
Non-GAAP interest and other income (expense)	4				33	fav
Non-GAAP provision for income taxes	45				42	(5)
Non-GAAP noncontrolling interests	3				1	(61)
Non-GAAP income from continuing operations(f)	100				127	27
Non-GAAP EPS(f)	$2.10				2.76	31
Non-GAAP weighted-average diluted shares	47.5				45.9	(3)

Amounts may not add due to rounding.

(a)Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.
(b)The amounts in the “Currency” column consist of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.
(c)Segment revenues equal our total reported non-GAAP revenues.
(d)Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.
(e)See pages 9-11 for more information.
(f)Attributable to Brink's. Because we reported a loss from continuing operations on a GAAP basis in the fourth quarter of 2023, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the fourth quarter of 2023, non-GAAP EPS was calculated using diluted shares.
(g)Non-GAAP results are reconciled to applicable GAAP results on pages 12-15.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Full-Year 2023 vs. 2022

GAAP		Organic	Acquisitions /			% Change
	2022	Change	Dispositions(a)	Currency(b)	2023	Total	Organic
Revenues:
North America	$1,584	18	3	(5)	1,601	1	1
Latin America	1,211	282	3	(163)	1,332	10	23
Europe	931	71	107	27	1,137	22	8
Rest of World	809	23	(7)	(21)	804	(1)	3
Segment revenues(c)	$4,536	394	106	(161)	4,875	7	9

Revenues - GAAP	$4,536	394	106	(161)	4,875	7	9

Operating profit:
North America	$159	25	1	—	185	16	16
Latin America	278	77	1	(76)	280	1	28
Europe	98	9	14	4	125	27	9
Rest of World	164	3	1	(4)	164	—	2
Segment operating profit	699	115	16	(76)	755	8	16
Corporate(d)	(149)	5	—	4	(140)	(6)	(3)
Operating profit - non-GAAP	$550	120	16	(71)	615	12	22

Other items not allocated to segments(e)	(189)	31	16	(47)	(190)	—	(16)
Operating profit - GAAP	$361	151	32	(119)	425	18	42

GAAP interest expense	(139)				(204)	47

GAAP interest and other income (expense)	4				14	fav

GAAP provision for income taxes	41				139	unfav

GAAP noncontrolling interests	11				11	(6)

GAAP income from continuing operations(f)	174				86	(50)

GAAP EPS(f)	$3.63				1.83	(50)

GAAP weighted-average diluted shares	47.8				46.9	(2)

Non-GAAP(g)		Organic	Acquisitions /			% Change
	2022	Change	Dispositions(a)	Currency(b)	2023	Total	Organic

Segment revenues - GAAP/non-GAAP	$4,536	394	106	(161)	4,875	7	9

Non-GAAP operating profit	550	120	16	(71)	615	12	22

Non-GAAP interest expense	(138)				(203)	48

Non-GAAP interest and other income (expense)	16				62	fav

Non-GAAP provision for income taxes	130				118	(9)

Non-GAAP noncontrolling interests	13				12	(7)

Non-GAAP income from continuing operations(f)	286				345	20

Non-GAAP EPS(f)	$5.99				7.35	23

Non-GAAP weighted-average diluted shares	47.8				46.9	(2)

Amounts may not add due to rounding.

See page 6 for footnote explanations.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is a leading global provider of cash and valuables management, digital retail solutions, and ATM managed services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our network of operations in 52 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2024 outlook, including revenue, adjusted EBITDA, earnings per share, and free cash flow (and drivers thereof), expected impact from deployment of technology-enabled services, including digital retail solutions and ATM managed services, and strategic priorities and initiatives, including the Brink's Business System and transformation initiatives.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, changes in interest rates, and interest rate increases; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information, including from a cybersecurity incident; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), military conflicts (including but not limited to the conflict in Israel and surrounding areas, as well as the possible expansion of such conflicts and potential geopolitical consequences), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages, negotiations with organized labor and work stoppages; pandemics, acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2022, and in related disclosures in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2022 and 2023 (Unaudited)
(In millions, except for percentages)

	Revenues
	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Revenues:
North America	$368.8	401.6	400.6	413.1	1,584.1	$401.9	397.4	398.1	403.7	1,601.1
Latin America	291.3	306.3	301.1	311.9	1,210.6	315.5	333.9	339.6	343.3	1,332.3
Europe	222.1	226.7	220.0	262.6	931.4	268.7	285.9	287.8	294.4	1,136.8
Rest of World	191.8	199.3	215.0	203.3	809.4	199.3	199.0	201.9	204.2	804.4
Segment revenues - GAAP and Non-GAAP	$1,074.0	1,133.9	1,136.7	1,190.9	4,535.5	$1,185.4	1,216.2	1,227.4	1,245.6	4,874.6

	Operating Profit
	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Operating profit:
North America	$24.4	34.1	38.2	62.4	159.1	$38.6	37.5	47.5	61.6	185.2
Latin America	63.0	64.7	66.5	83.5	277.7	66.6	65.9	68.1	79.7	280.3
Europe	14.8	22.4	25.9	35.3	98.4	22.0	29.3	35.8	37.9	125.0
Rest of World	33.1	39.5	48.3	43.0	163.9	37.3	41.3	42.6	42.9	164.1
Corporate	(23.2)	(36.7)	(52.1)	(36.8)	(148.8)	(37.1)	(42.2)	(27.7)	(32.6)	(139.6)
Non-GAAP	112.1	124.0	126.8	187.4	550.3	127.4	131.8	166.3	189.5	615.0

Other items not allocated to segments(a)
Reorganization and Restructuring	(11.7)	(2.7)	(19.6)	(4.8)	(38.8)	(14.2)	—	(0.4)	(3.0)	(17.6)
Acquisitions and dispositions	(15.2)	(15.4)	(35.7)	(20.3)	(86.6)	(22.0)	(15.0)	(19.4)	(14.2)	(70.6)
Argentina highly inflationary impact	(6.1)	(9.0)	(12.0)	(14.6)	(41.7)	(11.2)	(11.0)	(8.1)	(56.5)	(86.8)
Transformation initiatives	—	—	—	—	—	—	—	—	(5.5)	(5.5)
Non-routine auto loss matter	—	—	—	—	—	—	—	—	(8.0)	(8.0)
Change in allowance estimate	(16.7)	0.4	0.3	0.4	(15.6)	—	—	—	—	—
Ship loss matter	—	—	—	(4.9)	(4.9)	—	—	—	—	—
Chile antitrust matter	—	(0.8)	(0.3)	(0.3)	(1.4)	(0.2)	(0.2)	—	(0.1)	(0.5)
Reporting compliance	—	—	—	—	—	—	—	(0.7)	(0.1)	(0.8)
GAAP	$62.4	96.5	59.5	142.9	361.3	$79.8	105.6	137.7	102.1	425.2

	Margin
	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Margin:
North America	6.6%	8.5	9.5	15.1	10.0	9.6%	9.4	11.9	15.3	11.6
Latin America	21.6	21.1	22.1	26.8	22.9	21.1	19.7	20.1	23.2	21.0
Europe	6.7	9.9	11.8	13.4	10.6	8.2	10.2	12.4	12.9	11.0
Rest of World	17.3	19.8	22.5	21.2	20.2	18.7	20.8	21.1	21.0	20.4
Non-GAAP	10.4	10.9	11.2	15.7	12.1	10.7	10.8	13.5	15.2	12.6

Other items not allocated to segments(a)	(4.6)	(2.4)	(6.0)	(3.7)	(4.1)	(4.0)	(2.1)	(2.3)	(7.0)	(3.9)
GAAP	5.8%	8.5	5.2	12.0	8.0	6.7%	8.7	11.2	8.2	8.7

(a)See explanation of items on page 10-11.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Reorganization and Restructuring
2022 Global Restructuring Plan
In the first quarter of 2023, management completed the review and approval of the previously announced restructuring plan across our global business operations. The actions were taken to enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions. In total, we have recognized $33.2 million in charges under this program, including $11.0 million in 2023. We expect total expenses from this program to be between $38 million and $42 million. When completed, the current restructuring actions are expected to reduce our workforce by 3,200 to 3,400 positions and result in annualized cost savings of approximately $60 million.

Other Restructurings
Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $16.6 million in net costs in 2022, primarily severance costs. We recognized $6.6 million in net costs in 2023. The majority of the costs in both the 2023 and 2022 periods result from the exit of a line of business in a specific geography with most of the remaining costs due to management initiatives to address the COVID-19 pandemic.

Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.

Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:

2023 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $57.8 million in 2023.
•We derecognized a contingent consideration liability related to the NoteMachine business acquisition and recognized a gain of $4.8 million. We also derecognized a contingent consideration liability related to the Touchpoint 21 acquisition and recognized a gain of $1.4 million.
•We recognized $4.9 million in charges in Argentina in 2023 for an inflation-adjusted labor increase to expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together "Maco"). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022.
•Net charges of $3.4 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions.
•We incurred $2.2 million in integration costs, primarily related to PAI, in 2023.
•Transaction costs related to business acquisitions were $4.2 million in 2023.
•We recognized a $2.0 million loss on the disposition of Russia-based operations in 2023.
•Compensation expense related to the retention of key PAI employees was $1.6 million in 2023.

2022 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $52.0 million in 2022.
•We recognized $12.5 million in charges in Argentina in 2022 for expected payments to union workers of the Maco businesses.
•Net charges of $7.8 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions.
•We incurred $4.8 million in integration costs, primarily related to PAI and G4S, in 2022.
•Transaction costs related to business acquisitions were $5.6 million in 2022.
•Restructuring costs related to acquisitions were $0.2 million in 2022.
•Compensation expense related to the retention of key PAI employees was $3.5 million in 2022.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In December 2023, the administration of the newly inaugurated President of Argentina allowed the peso to devalue by more than 50%. In total, in 2023, the Argentine peso declined approximately 79%. In 2023, we recognized $86.8 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $79.1 million. In 2022, we recognized $41.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $37.6 million. These amounts are excluded from non-GAAP results.

Transformation initiatives During 2023, we initiated a multi-year program intended to accelerate growth and drive margin expansion through transformation of our business model in the U.S., with expectations to then leverage the transformation changes and learnings globally. The program is designed to help us standardize our commercial and operational systems and processes, drive continuous improvement and achieve operational excellence. Accordingly, we have incurred $5.5 million of expense in 2023. The transformation costs primarily include third party professional services and project management charges and are excluded from segment and non-GAAP results.

Non-routine auto loss matter In 2023, a Brink’s employee was involved in a motor vehicle accident with unique circumstances that resulted in the death of a third party and, in connection with ensuing litigation, Brink’s recognized an $8.0 million charge. Due to the unusual nature of the contingency, we have excluded this charge from segment and non-GAAP results.

Change in allowance estimate In the first quarter of 2022, we refined our global methodology of estimating the allowance for doubtful accounts. Our previous method to estimate currently expected credit losses in receivables (the allowance) was weighted significantly to a review of historical loss rates and specific identification of higher risk customer accounts. It also considered current and expected economic conditions in determining an appropriate allowance. As many of our regions begin to recover from the pandemic, we have re-assessed those earlier assumptions and estimates. Our updated method now also includes an estimated allowance for accounts receivable significantly past due in order to adjust for at-risk receivables not captured in our previous method. As part of the analysis under the updated estimation methodology, we noted an increase in accounts receivable significantly past due, particularly in the U.S., and we recorded an additional allowance of $15.6 million in 2022. There was no impact in 2023. Due to the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results.

Ship loss matter In 2015, Brink’s placed cargo containing customer valuables on a ship which suffered damages and losses. Brink’s cargo did not suffer any damage. The ship owner declared a general average claim to recover losses to the ship and cargo from customers with undamaged cargo, including Brink’s, based on the pro rata value of ship cargo. In the fourth quarter of 2022, we recognized a $4.9 million charge for our estimate of the probable loss. Due to the unusual nature of the contingency and the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results.

Chile antitrust matter In October 2021, the Chilean antitrust agency filed a complaint alleging that Brink’s Chile (as well as competitor companies) engaged in collusion in 2017 and 2018 and requested that the court approve a fine of $30.5 million. The Company filed its response to the complaint in November 2022, which signaled the beginning of the evidentiary phase. Based on available information to date, we recorded a charge of $9.5 million in the third quarter of 2021 in connection with this matter. In 2022, we recognized an additional $1.4 million adjustment to our estimated loss as a result of a change in currency rates. In 2023, we recognized an additional $0.5 million adjustment to our estimated loss as a result of a change in currency rates. Due to its special nature, this charge has not been allocated to segment results and is excluded from non-GAAP results.

Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from segment and non-GAAP results. In 2023, we incurred $0.8 million in costs related to remediation of the material weakness. We did not incur any such costs in 2022.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on pages 10 and 11 and in more detail in our Form 10-Q, and are reconciled to comparable GAAP measures below. In addition, we refer to non-GAAP constant currency amounts, which represent current period results and forecasts at prior period exchange rates.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2024 Non-GAAP outlook amounts for EPS from continuing operations, free cash flow before dividends and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2024. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans. Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to Non-GAAP financial measures presented by other companies.

Non-GAAP Results Reconciled to GAAP

	2022			2023
	Pre-tax income	Income taxes	Effective tax rate	Pre-tax income	Income taxes	Effective tax rate
Effective Income Tax Rate
GAAP	$226.2	41.4	18.3%	$235.8	139.2	59.0%
Retirement plans(c)	11.1	2.9		(9.0)	(2.0)
Reorganization and Restructuring(a)	38.8	8.2		17.6	3.4
Acquisitions and dispositions(a)	85.2	20.7		72.6	8.9
Argentina highly inflationary impact(a)	45.6	(2.0)		142.0	(4.5)
Transformation initiatives(a)	—	—		5.5	0.1
Non-routine auto loss matter(a)	—	—		8.0	0.2
Change in allowance estimate(a)	15.6	3.7		—	—
Valuation allowance on tax credits(f)	—	53.2		—	(27.8)
Ship loss matter(a)	4.9	1.3		—	—
Chile antitrust matter(a)	1.4	0.5		0.5	0.1
Reporting compliance(a)	—	—		0.8	—
Non-GAAP	$428.8	129.9	30.3%	$473.8	117.6	24.8%

Amounts may not add due to rounding.
(a)See “Other Items Not Allocated To Segments” on pages 9-11 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
(b)Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 24.8% for 2023 and was 30.3% for 2022.
(c)Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans and costs related to our frozen non-U.S. retirement plans are also excluded from non-GAAP results.
(d)Due to reorganization and restructuring activities, there was a $0.9 million non-GAAP adjustment to share-based compensation in the first quarter of 2023. There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.
(e)Due to the impact of Argentina highly inflationary accounting, there was a $0.6 million non-GAAP adjustment for a loss in the first quarter of 2022, a $0.9 million non-GAAP adjustment for a loss in the second quarter of 2022, a $0.5 million non-GAAP adjustment for a loss in the third quarter of 2022, a $2.0 million non-GAAP adjustment for a loss in the fourth quarter of 2022, a $0.3 million non-GAAP adjustment for a loss in the first quarter of 2023, a $0.3 million non-GAAP adjustment for a loss in the second quarter of 2023, a $22.7 million non-GAAP adjustment for a loss in the third quarter of 2023, and a $31.9 million non-GAAP adjustment for a loss in the fourth quarter of 2023.
(f)In 2023, we recorded a portion of our valuation allowance on certain U.S. deferred tax assets primarily related to foreign tax credit carryforward attributes. The valuation allowance increase was due to new foreign tax credit Notices published by the U.S. Internal Revenue Service in 2023, which provided taxpayers relief from the 2022 foreign tax credit regulations until additional guidance is issued and effective date of such guidance is provided. In 2022, we released a portion of our valuation allowance on certain U.S. deferred tax assets primarily due to new foreign tax credit regulations published by the U.S. Treasury in January 2022.
(g)Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Revenues:
GAAP	$1,074.0	1,133.9	1,136.7	1,190.9	4,535.5	$1,185.4	1,216.2	1,227.4	1,245.6	4,874.6
Non-GAAP	$1,074.0	1,133.9	1,136.7	1,190.9	4,535.5	$1,185.4	1,216.2	1,227.4	1,245.6	4,874.6

Operating profit (loss):
GAAP	$62.4	96.5	59.5	142.9	361.3	$79.8	105.6	137.7	102.1	425.2
Reorganization and Restructuring(a)	11.7	2.7	19.6	4.8	38.8	14.2	—	0.4	3.0	17.6
Acquisitions and dispositions(a)	15.2	15.4	35.7	20.3	86.6	22.0	15.0	19.4	14.2	70.6
Argentina highly inflationary impact(a)	6.1	9.0	12.0	14.6	41.7	11.2	11.0	8.1	56.5	86.8
Transformation initiatives(a)	—	—	—	—	—	—	—	—	5.5	5.5
Non-routine auto loss matter(a)	—	—	—	—	—	—	—	—	8.0	8.0
Change in allowance estimate(a)	16.7	(0.4)	(0.3)	(0.4)	15.6	—	—	—	—	—
Ship loss matter(a)	—	—	—	4.9	4.9	—	—	—	—	—
Chile antitrust matter(a)	—	0.8	0.3	0.3	1.4	0.2	0.2	—	0.1	0.5
Reporting compliance(a)	—	—	—	—	—	—	—	0.7	0.1	0.8
Non-GAAP	$112.1	124.0	126.8	187.4	550.3	$127.4	131.8	166.3	189.5	615.0

Operating margin:
GAAP margin	5.8%	8.5%	5.2%	12.0%	8.0%	6.7%	8.7%	11.2%	8.2%	8.7%

Non-GAAP margin	10.4%	10.9%	11.2%	15.7%	12.1%	10.7%	10.8%	13.5%	15.2%	12.6%

Interest expense:
GAAP	$(27.9)	(32.4)	(34.7)	(43.8)	(138.8)	$(46.6)	(51.1)	(53.8)	(52.3)	(203.8)
Acquisitions and dispositions(a)	0.4	0.3	0.3	0.2	1.2	0.2	0.3	0.2	0.1	0.8
Non-GAAP	$(27.5)	(32.1)	(34.4)	(43.6)	(137.6)	$(46.4)	(50.8)	(53.6)	(52.2)	(203.0)

Interest and other income (expense):
GAAP	$(1.3)	3.4	6.3	(4.7)	3.7	$4.7	4.1	2.9	2.7	14.4
Retirement plans(c)	3.1	1.8	1.6	4.6	11.1	(2.2)	(1.9)	(2.1)	(2.8)	(9.0)
Acquisitions and dispositions(a)	(0.7)	(1.7)	(1.8)	1.6	(2.6)	0.5	0.6	(0.9)	1.0	1.2
Argentina highly inflationary impact(a)	0.6	0.9	0.4	2.0	3.9	0.3	0.3	22.7	31.9	55.2
Non-GAAP	$1.7	4.4	6.5	3.5	16.1	$3.3	3.1	22.6	32.8	61.8

Taxes:
GAAP	$(41.1)	29.3	8.5	44.7	41.4	$20.3	23.4	37.3	58.2	139.2
Retirement plans(c)	0.7	0.7	0.7	0.8	2.9	(0.6)	(0.1)	(0.6)	(0.7)	(2.0)
Reorganization and Restructuring(a)	1.2	1.1	3.8	2.1	8.2	2.7	(0.1)	0.1	0.7	3.4
Acquisitions and dispositions(a)	0.8	1.0	12.7	6.2	20.7	2.4	2.0	3.3	1.2	8.9
Argentina highly inflationary impact(a)	(0.2)	(0.3)	—	(1.5)	(2.0)	(0.5)	(0.2)	(0.9)	(2.9)	(4.5)
Transformation initiatives(a)	—	—	—	—	—	—	—	—	0.1	0.1
Non-routine auto loss matter(a)	—	—	—	—	—	—	—	—	0.2	0.2
Change in allowance estimate(a)	4.0	(0.1)	(0.1)	(0.1)	3.7	—	—	—	—	—
Valuation allowance on tax credits(f)	58.3	(3.3)	(2.2)	0.4	53.2	(2.6)	(4.1)	—	(21.1)	(27.8)
Ship loss matter(a)	—	—	—	1.3	1.3	—	—	—	—	—
Chile antitrust matter(a)	—	0.2	0.1	0.2	0.5	—	0.1	—	—	0.1
Reporting compliance(a)	—	—	—	—	—	—	—	—	—	—
Income tax rate adjustment(b)	2.4	0.6	6.5	(9.5)	—	(0.8)	(0.1)	(5.6)	6.5	—
Non-GAAP	$26.1	29.2	30.0	44.6	129.9	$20.9	20.9	33.6	42.2	117.6

Amounts may not add due to rounding.

See page 12 for footnote explanations.

	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Noncontrolling interests:
GAAP	$2.9	3.0	3.4	2.0	11.3	$3.3	3.0	3.8	0.5	10.6
Retirement plans(c)	—	0.1	—	—	0.1	—	—	—	—	—
Reorganization and Restructuring(a)	—	—	—	0.1	0.1	—	—	—	—	—
Acquisitions and dispositions(a)	0.3	0.2	0.3	0.2	1.0	0.2	0.3	0.3	0.2	1.0
Income tax rate adjustment(b)	(0.4)	(0.1)	(0.3)	0.8	—	(0.3)	(0.3)	0.1	0.5	—
Non-GAAP	$2.8	3.2	3.4	3.1	12.5	$3.2	3.0	4.2	1.2	11.6

Income (loss) from continuing operations attributable to Brink's:
GAAP	$71.4	35.2	19.2	47.7	173.5	$14.3	32.2	45.7	(6.2)	86.0
Retirement plans(c)	2.4	1.0	0.9	3.8	8.1	(1.6)	(1.8)	(1.5)	(2.1)	(7.0)
Reorganization and Restructuring(a)	10.5	1.6	15.8	2.6	30.5	11.5	0.1	0.3	2.3	14.2
Acquisitions and dispositions(a)	13.8	12.8	21.2	15.7	63.5	20.1	13.6	15.1	13.9	62.7
Argentina highly inflationary impact(a)	6.9	10.2	12.4	18.1	47.6	12.0	11.5	31.7	91.3	146.5
Transformation initiatives(a)	—	—	—	—	—	—	—	—	5.4	5.4
Non-routine auto loss matter(a)	—	—	—	—	—	—	—	—	7.8	7.8
Change in allowance estimate(a)	12.7	(0.3)	(0.2)	(0.3)	11.9	—	—	—	—	—
Valuation allowance on tax credits(f)	(58.3)	3.3	2.2	(0.4)	(53.2)	2.6	4.1	—	21.1	27.8
Ship loss matter(a)	—	—	—	3.6	3.6	—	—	—	—	—
Chile antitrust matter(a)	—	0.6	0.2	0.1	0.9	0.2	0.1	—	0.1	0.4
Reporting compliance(a)	—	—	—	—	—	—	—	0.7	0.1	0.8
Income tax rate adjustment(b)	(2.0)	(0.5)	(6.2)	8.7	—	1.1	0.4	5.5	(7.0)	—
Non-GAAP	$57.4	63.9	65.5	99.6	286.4	$60.2	60.2	97.5	126.7	344.6

Adjusted EBITDA(g):
Net income (loss) attributable to Brink's - GAAP	$71.3	35.1	19.2	45.0	170.6	$15.0	32.1	45.6	(5.0)	87.7
Interest expense - GAAP	27.9	32.4	34.7	43.8	138.8	46.6	51.1	53.8	52.3	203.8
Income tax provision - GAAP	(41.1)	29.3	8.5	44.7	41.4	20.3	23.4	37.3	58.2	139.2
Depreciation and amortization - GAAP	61.0	60.3	58.6	65.9	245.8	67.6	69.6	69.1	69.5	275.8
EBITDA	$119.1	157.1	121.0	199.4	596.6	$149.5	176.2	205.8	175.0	706.5
Discontinued operations - GAAP	0.1	0.1	—	2.7	2.9	(0.7)	0.1	0.1	(1.2)	(1.7)
Retirement plans(c)	3.1	1.7	1.6	4.6	11.0	(2.2)	(1.9)	(2.1)	(2.8)	(9.0)
Reorganization and Restructuring(a)	11.7	2.7	19.5	3.8	37.7	13.1	(0.1)	0.4	3.0	16.4
Acquisitions and dispositions(a)	1.5	1.0	21.4	7.0	30.9	8.3	0.7	3.6	0.4	13.0
Argentina highly inflationary impact(a)	6.0	9.3	11.6	15.8	42.7	10.4	10.0	29.4	86.8	136.6
Transformation initiatives(a)	—	—	—	—	—	—	—	—	5.5	5.5
Non-routine auto loss matter(a)	—	—	—	—	—	—	—	—	8.0	8.0
Change in allowance estimate(a)	16.7	(0.4)	(0.3)	(0.4)	15.6	—	—	—	—	—
Ship loss matter(a)	—	—	—	4.9	4.9	—	—	—	—	—
Chile antitrust matter(a)	—	0.8	0.3	0.3	1.4	0.2	0.2	—	0.1	0.5
Reporting compliance(a)	—	—	—	—	—	—	—	0.7	0.1	0.8
Income tax rate adjustment(b)	0.4	0.1	0.3	(0.8)	—	0.3	0.3	(0.1)	(0.5)	—
Share-based compensation(d)	7.1	14.9	14.3	12.3	48.6	11.8	8.3	6.4	6.5	33.0
Marketable securities (gain) loss(e)	(0.3)	(0.8)	(0.7)	(2.2)	(4.0)	(0.2)	0.5	(13.7)	(29.0)	(42.4)
Adjusted EBITDA	$165.4	186.5	189.0	247.4	788.3	$190.5	194.3	230.5	251.9	867.2

Amounts may not add due to rounding.

See page 12 for footnote explanations.

	2022					2023
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

EPS:
GAAP	$1.48	0.73	0.41	1.01	3.63	$0.30	0.68	0.97	(0.13)	1.83
Retirement plans(c)	0.05	0.02	0.02	0.08	0.17	(0.03)	(0.03)	(0.03)	(0.05)	(0.15)
Reorganization and Restructuring costs(a)	0.22	0.03	0.33	0.06	0.64	0.24	0.01	0.01	0.05	0.30
Acquisitions and dispositions(a)	0.29	0.27	0.45	0.33	1.33	0.42	0.27	0.31	0.30	1.33
Argentina highly inflationary impact(a)	0.14	0.21	0.26	0.38	1.00	0.26	0.24	0.67	1.99	3.13
Transformation initiatives(a)	—	—	—	—	—	—	—	—	0.12	0.12
Non-routine auto loss matter(a)	—	—	—	—	—	—	—	—	0.17	0.17
Change in allowance estimate(a)	0.26	(0.01)	—	(0.01)	0.25	—	—	—	—	—
Valuation allowance on tax credits(f)	(1.21)	0.07	0.05	(0.01)	(1.11)	0.05	0.09	—	0.46	0.59
Ship loss matter(a)	—	—	—	0.08	0.08	—	—	—	—	—
Chile antitrust matter(a)	—	0.01	—	—	0.02	—	—	—	—	0.01
Reporting compliance(a)	—	—	—	—	—	—	—	0.02	—	0.02
Income tax rate adjustment(b)	(0.04)	(0.01)	(0.13)	0.18	—	0.02	0.01	0.12	(0.15)	—
Non-GAAP	$1.19	1.34	1.38	2.10	5.99	$1.27	1.27	2.07	2.76	7.35

Depreciation and Amortization:
GAAP	$61.0	60.3	58.6	65.9	245.8	$67.6	69.6	69.1	69.5	275.8
Reorganization and Restructuring costs(a)	—	—	(0.1)	(0.9)	(1.0)	(1.1)	(0.1)	—	—	(1.2)
Acquisitions and dispositions(a)	(12.7)	(12.5)	(12.2)	(14.7)	(52.1)	(14.0)	(14.6)	(14.6)	(14.6)	(57.8)
Argentina highly inflationary impact(a)	(0.7)	(0.6)	(0.8)	(0.8)	(2.9)	(1.1)	(1.3)	(1.4)	(1.6)	(5.4)
Non-GAAP	$47.6	47.2	45.5	49.5	189.8	$51.4	53.6	53.1	53.3	211.4

Amounts may not add due to rounding.
See page 12 for footnote explanations.

	Full Year	Full Year
	2022	2023

Free cash flow before dividends:
Cash flows from operating activities
Operating activities - GAAP	$479.9	$702.4
Increase in restricted cash held for customers	(50.0)	(59.5)
Increase in certain customer obligations(a)	(50.0)	(66.0)
Operating activities - non-GAAP	$379.9	$576.9
Capital expenditures - GAAP	(182.6)	(202.7)
Proceeds from sale of property, equipment and investments	5.7	18.4
Free cash flow before dividends	$203.0	$392.6

(a)To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.

Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding the change in restricted cash held for customers, the impact of cash received and processed in certain of our secure cash management services operations, capital expenditures, and to include proceeds from the sale of property, equipment and investments. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows.